UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ORTHOFIX INTERNATIONAL N.V.
(Name of Registrant as Specified In Its Charter)

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Orthofix International N.V.

Supplement to the
Proxy Statement dated June 4, 2009
for the
Annual General Meeting
to be held on June 30, 2009

June 22, 2009

The Board of Directors (the “Board of Directors” or “Board”) of Orthofix International N.V., a Netherlands Antilles company (“Orthofix” or the “Company”), previously made available to you proxy materials in connection with its upcoming Annual General Meeting of Shareholders (the “Annual General Meeting”) to be held on June 30, 2009, including a proxy statement containing important information about the items of business to be considered at the Annual General Meeting (the “Proxy Statement”).  In this supplement to the Proxy Statement (this “Supplement”), all references to “we,” “our” and “us” refer to the Company, except as otherwise provided.  Defined terms used in this Supplement that are not defined herein shall have the meanings ascribed to them in the Proxy Statement.

The items of business set forth in the Proxy Statement included, among other things, a proposal to approve a further amendment and restatement of the Company’s Amended and Restated 2004 Long-Term Incentive Plan (the “2004 LTIP”) and a proposal to approve Amendment No. 1 (the “SPP Amendment”) to the Company’s Amended and Restated Stock Purchase Plan (the “SPP”).

After mailing the Proxy Statement, the Board of Directors approved further amendments to the 2004 LTIP and to the SPP, as described below.  The 2004 LTIP and the SPP as further amended will be presented for approval by the Company’s shareholders at the Annual General Meeting.

Amendment to the 2004 LTIP

As described in the Proxy Statement, one item of business to be considered at the Annual General Meeting is Proposal #2, Approval of Amended and Restated 2004 Long-Term Incentive Plan.  This Supplement amends and supplements the information contained under Proposal #2.

The Company’s 2004 Long-Term Incentive Plan was originally approved by our shareholders on June 29, 2004.  The plan was subsequently amended and restated on November 5, 2004 and again on June 20, 2007.  The Board adopted amendment number one to the amended and restated plan on April 16, 2008, and our shareholders approved this amendment on June 19, 2008.  The Board subsequently approved a further amendment and restatement of the plan on June 3, 2009 to, among other things, increase the number of shares that may be granted as awards under the plan from 3,100,000 to 3,750,000.

On June 21, 2009, the Board of Directors approved a further amendment of the 2004 LTIP to provide that:

(1) the number of shares that may be granted as awards under the plan shall be 3,300,000;

(2) the definition of “Committee” shall be revised to make clear that such committee must be comprised solely of independent directors; and

(3) discretionary awards under the plan to non-employee directors shall only be made by a committee comprised solely of independent directors and shall not be subject to discretion of or determination by the Company’s management.

Other than the changes described above, all other terms of the 2004 LTIP remain the same as those described in the Proxy Statement.  The foregoing summary of the amendment to the 2004 LTIP is qualified in its entirety by reference to the amended text of the relevant portions of the plan, which is attached to this supplement as Annex A.

Amendment to the SPP

As described in the Proxy Statement, one item of business to be considered at the Annual General Meeting is Proposal #3,  Approval of Amendment No. 1 to the Amended and Restated Stock Purchase Plan.  This Supplement amends and supplements the information contained under Proposal #3.

The SPP, which amended and restated our prior employee stock purchase plan, was approved by the Company’s shareholders at last year’s annual general meeting of shareholders held on June 19, 2008.  On June 3, 2009, the Board adopted the SPP Amendment, subject to shareholder approval.  The SPP Amendment increased the number of shares subject to awards under the plan from 950,000 to 1,850,000.  The SPP Amendment does not provide for any other changes to the SPP.

On June 21, 2009, the Board of Directors approved a further amendment of the SPP to provide that the number of shares that may be granted as awards under the plan shall be 1,400,000.

Other than the change described above, all other terms of the SPP remain the same as those described in the Proxy Statement.  The foregoing summary of the amendment to the SPP is qualified in its entirety by reference to the amended text of the relevant portions of the plan, which is attached to this supplement as Annex B.

Additional Disclosure

This Supplement amends and supplements the information contained under the heading “INFORMATION ABOUT DIRECTORS—The Board of Directors and Committees of the Board”.  Specifically, the second paragraph under such heading is amended and restated in its entirety to read as follows:

“Our Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary.  The Board met 11 times during 2008 (four of which meetings were two-day in-person meetings, one of which was a one-day in-person meeting and six of which were telephonic meetings).  The Board has three standing committees:  the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.  Each Director attended more than 75% of the aggregate of all meetings of the Board of Directors and the Committees on which he or she served during 2008, except that (i) although he attended each of the five in-person meetings of the Board, Dr. von Wartburg was unable to attend three of the six telephonic meetings of the Board during the year, and (ii) Ms. Sainz was unable to attend one of the three telephonic meetings of the Compensation Committee held after her appointment to such committee on August 19, 2008.  The three telephonic meetings of the Board that Dr. von Wartburg did not attend were special (not regularly scheduled) meetings, were called on short notice due to exigent circumstances, and, in certain cases, were held during the night in Switzerland (Dr. von Wartburg’s home country) due to the time zone difference between the business day in the United States and Switzerland.  In the case of each such meeting, Dr. von Wartburg was contacted by one or more Board members and was able to express his views on the matters to be considered at such meeting.”

This Supplement also amends and supplements the information contained under the heading “PROPOSAL 2: APPROVAL OF AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN—New Plan Benefits under the 2004 LTIP”.  Specifically, the disclosure under such heading is amended and restated in its entirety to read as follow:

“The Committee expects to grant, and the Board expects to ratify, the following awards under the 2004 LTIP if Proposal #2, Approval of Amended and Restated 2004 Long-Term Incentive Plan, as set forth in the Proxy Statement and as amended by this Supplement, is approved by our shareholders at the Annual General Meeting. With the exception of these awards, we cannot determine the benefits or amounts that will be received or allocated in the future under the 2004 LTIP, as proposed to be amended and restated in this proposal. Future awards under the plan to non-employee directors are contingent upon continuing service on the Board or appointment and/or re-election to the Board.  Future awards under the 2004 LTIP to all other participants will be determined by the Committee in its sole discretion and will depend on individual and corporate performance and other factors considered by the Committee.  If this proposal is not approved by shareholders, the Committee and Board expect to meet following the Annual General Meeting to grant awards within the currently remaining capacity under the 2004 LTIP.

Name and Position	Dollar Value (1)	Number of Stock Options Expected to be Granted under 2004 LTIP if Proposal #1 is Approved
Alan W. Milinazzo President and Chief Executive Officer (Principal Executive Officer)	–	90,000
Robert S. Vaters Executive Vice President and Chief Financial Officer (Principal Financial Officer)	–	75,000
Bradley R. Mason Group President, North America and President, Blackstone Medical, Inc.	–	75,000
Michael M. Finegan Vice President, Corporate Development, and President, Biologics	–	40,000
Michael Simpson President, Orthopedics North America	–	35,000
All Executive Officers as a Group	–	370,000
All Non-Executive Directors as a Group	–	30,000
All Non-Executive Officer Employees as a Group	–	130,000
___________________________

(1)	Dollar value is not determinable because exercise price of the stock options will be the closing price of our common stock on June 30, 2009.

*           *           *           *           *           *

If a shareholder returns his or her proxy card or votes via the Internet or by telephone at any time (either prior to or after the date of this Supplement) indicating in favor of Proposal #2 or Proposal #3, such vote will constitute a vote in favor of such Proposals, as supplemented by this Supplement.  If any shareholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such shareholder may revoke his or her proxy before it is voted at the Annual General Meeting by submission of a proxy bearing a later date via the Internet, by telephone, by mail or by attending the Annual General Meeting in person and casting a ballot.

If any shareholder would like a new proxy card or copies of the Proxy Statement or this Supplement or has any questions, he or she should contact:

Investor Relations
Orthofix International N.V.
800 Boylston Street
39th Floor
The PRU Tower
Boston, MA 02199
Attention:  Mr. Dan Yarbrough

You may also contact Mr. Dan Yarbrough at (617) 912-2900 or at danyarbrough@orthofix.com.

Annex A

AMENDMENT NO. 1 TO
ORTHOFIX INTERNATIONAL N.V.
AMENDED AND RESTATED
2004 LONG TERM INCENTIVE PLAN

WHEREAS, Orthofix International N.V. (the “Company”) has established and maintains the Amended and Restated 2004 Long Term Incentive Plan (the “Plan”); and

WHEREAS, the Company’s Board of Directors desires to amend the Plan, subject to the approval of the Company’s shareholders, to (i) decrease the number of shares of common stock of the Company reserved and available for issuance pursuant to the Plan from 3,750,000 to 3,300,000, and (ii) to provide that awards to non-employee directors shall only be made by the Committee.

NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company’s Board of Directors by Section 16 of the Plan, the Plan be and hereby is amended, subject to approval by the Company’s shareholders, in the following particulars, to be effective as of the date the Company’s shareholders approve the Amendment:

1.
By deleting the existing definition of “Committee” in its entirety and replacing it with the following new definition: “Committee means the Compensation Committee of the Board or such other committee comprised solely of independent directors that is appointed by the Board to administer the Plan.”

2.	By substituting the phrase “3,300,000 shares” for the phrase “3,750,000 shares” in Section 5(a)(i) of the Plan.

3.
By adding the following sentence to the end of Section 4(a):  “Discretionary awards to non-employee directors shall only be made by a committee comprised solely of independent directors and shall not be subject to discretion of or determination by the Company’s management.”

Annex B

AMENDMENT NO. 2 TO
ORTHOFIX INTERNATIONAL N.V.
AMENDED AND RESTATED
STOCK PURCHASE PLAN

WHEREAS, Orthofix International N.V. (the “Company”) has established and maintains the Amended and Restated Stock Purchase Plan (the “Plan”); and

WHEREAS, the Company’s Board of Directors desires to amend the Plan, subject to the approval of the Company’s shareholders, to decrease the number of shares of common stock of the Company reserved and available for issuance pursuant to the Plan from 1,850,000 to 1,400,000.

NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company’s Board of Directors by Section 9 of the Plan, the Plan be and hereby is amended, subject to approval by the Company’s shareholders, in the following particulars, to be effective as of the date the Company’s shareholders approve the Amendment:

1.	By substituting the phrase “1,400,000 shares” for the phrase “1,850,000 shares” in Section 3(a) of the Plan.